EXHIBIT 99.1

News Release

Investor Relations:	Media Contact:
Randy Scherago	Caitlin Carroll
GeoEye	Gibraltar Associates
(703) 480-6325	(202) 258-9118
scherago.randy@geoeye.com	ccarroll@gibraltar-llc.com

GeoEye and DigitalGlobe Receive Antitrust Clearance in Connection with Pending Combination

HERNDON, Va., Jan. 9, 2013 – GeoEye, Inc. (NASDAQ: GEOY), a leading source of geospatial information and insight, announced that it has received antitrust clearance from the U.S. Department of Justice in connection with its pending combination with DigitalGlobe, Inc. (NYSE: DGI).

As previously announced, on July 23, 2012, the boards of directors of both GeoEye and DigitalGlobe unanimously approved a definitive merger agreement under which the companies will combine. Completion of the transaction is subject to satisfaction of other customary closing conditions, including obtaining regulatory approval from the Federal Communications Commission (FCC) and the National Oceanic and Atmospheric Administration (NOAA). GeoEye is working cooperatively with the FCC and NOAA, and the transaction is expected to close by January 31, 2013. Shareowners of both GeoEye and DigitalGlobe have previously voted overwhelmingly in favor of the combination. Simultaneous with the closing of the transaction, the company expects to complete a $1.2 billion refinancing, which is expected to include a combination of senior notes and senior secured credit facilities.

Pursuant to the Agreement and Plan of Merger between the parties and the anticipated closing date of January 31, 2013, all stockholder election forms with respect to the consideration to be received in the merger by GeoEye stockholders must be received by the Exchange Agent, American Stock Transfer & Trust Company, LLC (“AST”) by no later than 5:00 p.m., New York City time, on January 29, 2013.  Further information regarding the stockholder election form may be obtained by contacting AST toll free at (877) 825 – 8619.

About GeoEye
GeoEye is a leading source of geospatial information and insight for decision makers and analysts, who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye's imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye's ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 700 employees worldwide. Learn more at www.geoeye.com.

News Release

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "will" and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011, which we filed with the Securities and Exchange Commission ("SEC") on March 13, 2012, as updated in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012, and September 30, 2012, which we filed with the SEC on May 4, 2012, August 7, 2012, and November 6, 2012, respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/ or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.
# # #